UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2023
Commission File Number: 001-39558

PERELLA WEINBERG PARTNERS
(Exact Name of Registrant as Specified in its Charter)

Delaware	84-1770732
( State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
767 Fifth Avenue New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 287-3200

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PWP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note Regarding Internal Reorganization

PWP Professional Partners LP (“Professional Partners”) is an aggregator partnership through which certain partners hold interests in PWP Holdings LP (“PWP OpCo”), the entity through which Perella Weinberg Partners (the “Company”) holds its advisory business. On December 31, 2023 (the “Effective Date”), as part of an internal reorganization and in accordance with Section 17-220 of the Delaware Revised Uniform Limited Partnership Act (the “Act”), Professional Partners was divided into: (i) PWP VoteCo Professionals LP (“VoteCo Professionals”), (ii) PWP AdCo Professionals LP (“AdCo Professionals”) and (iii) Professional Partners, which is the “surviving partnership” under the Act (the “Division”). Professional Partners changed its name to PWP AmCo Professionals LP (“AmCo Professionals”) in connection with the Division.

To effect the Division, Professional Partners entered into a plan of division, which, among other things, provided that (i) all of its limited partnership interests in PWP OpCo and all liabilities primarily relating to the firm’s advisory business were allocated to AdCo Professionals, (ii) all of its limited partnership interests in PWP Capital Holdings (“Capital Holdings”) and all liabilities primarily relating to the firm’s asset management business were allocated to AmCo Professionals and (iii) all of its shares of Class B-1 common stock of the Company were allocated to VoteCo Professionals.

The principal purpose of the internal reorganization is to simplify the structure for the partners in Professional Partners with respect to their indirect interests in PWP OpCo. There was no consideration exchanged in connection with the Division, which is not expected to affect the respective rights or economic interests of the Company, PWP GP LLC (the general partner of PWP OpCo, “PWP GP”), any limited partner of PWP OpCo or any limited partner of Professional Partners with respect to PWP OpCo.

A merger of AdCo Professionals with and into PWP OpCo is being considered. Any such merger would require approval of the Company’s Board of Directors, but is not expected to affect the respective rights or economic interests of the Company, PWP GP, any limited partner of PWP OpCo or any limited partner of Professional Partners with respect to PWP OpCo.

Item 1.01 Entry into a Material Definitive Agreement

PWP OpCo LPA Amendment and PWP OpCo Joinder

In connection with the Division, on the Effective Date, (i) AdCo Professionals executed a joinder (the “PWP OpCo Joinder”) to the Amended and Restated Agreement of Limited Partnership of PWP OpCo, dated as of June 24, 2021 (the “PWP OpCo LPA”), and (ii) the PWP OpCo LPA was amended by the First Amendment to the PWP OpCo LPA (the “PWP OpCo LPA Amendment”).

Pursuant to the PWP OpCo LPA, PWP GP, in its capacity as the general partner of PWP OpCo, entered into the PWP OpCo LPA Amendment to, among other things, admit AdCo Professionals as a substituted limited partner of PWP OpCo and make certain technical changes to reflect the completion of the Division.

The foregoing description of the PWP OpCo Joinder and the PWP OpCo LPA Amendment does not purport to be complete and is qualified in its entirety by the full text of the PWP OpCo Joinder, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the full text of the PWP OpCo LPA Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

AdCo Professionals LPA

In connection with the Division, on the Effective Date, AdCo Professionals adopted the Agreement of Limited Partnership of AdCo Professionals (the “AdCo Professionals LPA”). The AdCo Professionals LPA (including the terms summarized below) is substantially similar to the pre-Division Limited Partnership Agreement of Professional Partners (the “Professional Partners LPA”).

Perella Weinberg Partners LLC (“PWP LLC”), as general partner of AdCo Professionals, will have unilateral control over the affairs and decisions of AdCo Professionals. PWP LLC cannot be removed as the general partner without the approval of the limited partners of AdCo Professionals who hold more than fifty percent of all outstanding partnership units of AdCo Professionals. Subject to certain limited exceptions, no partner other than PWP LLC will have any authority or right to control the management of AdCo Professionals or to bind it in connection with any matter.

Subject to the redemption procedures and restrictions set forth in the AdCo Professionals LPA, AdCo Professionals will also provide for certain rights for partners holding Class A-1 common units of AdCo Professionals, to have such common units redeemed for PWP OpCo Class A common units, which can, subject to the exchange procedures and restrictions set forth in the PWP OpCo LPA (and any other procedures or restrictions imposed by the Company), be exchanged for (i) shares of Class A common stock of the Company on a one-for-one basis (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or (ii) cash from an offering of Class A common stock of the Company (based on the net proceeds received by the Company for such shares in such offering), with the form of consideration determined by the Company.

Subject to certain exceptions, AdCo Professionals units held by a working limited partner of AdCo Professionals whose tenure had not ended prior to November 1, 2020 will continue to be subject to the lock-up restrictions that were previously in place at Professional Partners, and which are described in the Company’s Schedule 14A Proxy Statement dated April 14, 2023 (the “Proxy Statement”).

AdCo Professionals’ partners will also continue to be subject to certain restrictive covenants that are substantially similar to those previously in place at Professional Partners, and which are currently set forth in the AdCo Professionals LPA and described in the Proxy Statement.

VoteCo Professionals LPA

In connection with the Division, on the Effective Date, VoteCo Professionals adopted the Agreement of Limited Partnership of VoteCo Professionals (the “VoteCo Professionals LPA”). The VoteCo Professionals LPA (including the terms summarized below) is substantially similar to the Professional Partners LPA with respect to the shares of Class B-1 common stock of the Company.

PWP LLC, as general partner of VoteCo Professionals, will have unilateral control (subject to the consent of a committee which represents VoteCo Professionals’ partners on certain limited matters) over the affairs and decisions of VoteCo Professionals. PWP LLC cannot be removed as the general partner without the approval of the limited partners of VoteCo Professionals who hold more than fifty percent of all outstanding partnership units of VoteCo Professionals. Subject to certain limited exceptions, no partner other than PWP LLC will have any authority or right to control the management of VoteCo Professionals or to bind it in connection with any matter.

Subject to the redemption procedures and restrictions set forth in the VoteCo Professionals LPA, VoteCo Professionals will also provide for certain rights for partners holding Class A-1 common units of VoteCo Professionals, to have such common units redeemed for shares of Class B-1 common stock of the Company, which can, subject to the exchange procedures and restrictions set forth in the Company’s bylaws (and any other procedures or restrictions imposed by the Company), each be exchanged for (i) 0.001 fully paid and nonassessable shares of Class A common stock of the Company (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or (ii) an amount of cash equal to the product of (a) 0.001, multiplied by (b) the Cash Amount (as defined in the PWP OpCo LPA).

Subject to certain exceptions, VoteCo Professionals units held by a working limited partner of VoteCo Professionals whose tenure had not ended prior to November 1, 2020 will continue to be subject to the lock-up restrictions that were previously in place at Professional Partners, which are substantially similar to those applicable to AdCo Working Partners (as described above and in the Proxy Statement).

VoteCo Professionals’ partners will also continue to be subject to certain restrictive covenants that are substantially similar to those previously in place at Professional Partners, and which are currently set forth in the VoteCo Professionals LPA and described in the Proxy Statement.

Item 9.01. Financial Statements and Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Joinder to the Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, dated December 31, 2023
10.2	First Amendment to the Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, dated as of December 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERELLA WEINBERG PARTNERS

Date: January 2, 2024	By:	/s/ Alexandra Gottschalk
	Name:	Alexandra Gottschalk
	Title:	Chief Financial Officer